Exhibit (g)(2)

                        AMENDMENT TO CUSTODIAN CONTRACT


     This Amendment to the Custodian Contract is made effective as of July 1, 2001 by and between Neuberger Berman Advisers Management Trust (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.


     WHEREAS,  the   Fund and the  Custodian  entered into a Custodian  Contract dated as of May 1, 1995 (as amended and in effect from time to time, the "Contract");

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has ten (10) series, Balanced Portfolio, Growth Portfolio, Guardian Portfolio, International Portfolio, Limited Maturity Bond Portfolio, Liquid Asset Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio and Socially Responsive Portfolio subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");


     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the. Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract, relating to maintenance of the Fund's assets in the custody of certain foreign sub-custodians, dated May 18, 1989 is hereby deleted.

II. Article 3 of the. Contract is hereby deleted, and Articles 4 through 25 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 27, respectively.

III. New Articles 3 and. 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.    Provisions Relating to Rules 17f-5 and 17f-7
      --------------------------------------------

      3.1. Definitions. Capitalized. terms in this Amendment shall have the following meanings:

      "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; provided however, country risk shall not include the custody or settlement practices and procedures of an Eligible Foreign Custodian selected by the Foreign Custody Manager that are not prevailing practices in the country in which the Foreign Assets are held:

      "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in
      Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

      "Eligible  Securities  Depository  has the  meaning  set forth in  section
      (b)(1) of Rule 17f-7.

      "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

      "Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

      3.2.  The Custodian as Foreign Custody Manager.
            ----------------------------------------

            3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by the Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager With respect to the Portfolios.

            3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the


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countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which ligtof Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.


Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall use commercially reasonable efforts to effect closing such account and to cease to be the Foreign Custody Manager of the Portfolios with respect to that country.


The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn; provided that such withdrawal shall have no effect on the liability of the Foreign Custody Manager for its acts and omissions prior to such withdrawal.


            3.2.3  Scope of Delegated Responsibilities:
                   -----------------------------------

                   (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will


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be held by that  Eligible  Foreign  Custodian,  after  considering  all  factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1)).

                   (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).


                   (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance With the requirements of Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the. Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.


            3.2.4 Guidelines for the Exercise of Delegated Authority. For ptirposes of this. Section 3.2, the Foreign Custody Manager shall not be responsible for such Country Risk as is incurred by placing. and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.


            3.2.5 Reporting Requirements. The Foreign Custody Manager shall report to the Board the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Fund's duly-authorized investment adviser an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred: The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change as required by Section (b)(2) of Rule 17f-5.


            3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.


            3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of


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


 the Portfolios.

            3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.


       3.3  Eligible Securities Depositories.
            --------------------------------

            3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager, investment adviser or other delegate) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.


          3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.



4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.
     ------------------------------------------------------------------------

     4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

     "Foreign Securities. System" means an Eligible Securities Depository listed on Schedule B hereto.

     "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any. Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities .as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-


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


     Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.


     4.4. Transactions in Foreign Custody Account.
          ---------------------------------------

          4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) in connection with any repurchase agreement related to foreign securities;

          (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

          (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign (Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment far such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the. issuer of such securities, or pursuant to provisions for conversion


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


                   contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

          (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (xi)  in connection with the lending of foreign securities; and

          (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be. made.

          4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

          (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

          (iv) for the purchase or sale. of foreign exchange or foreign exchange contracts for the. Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;


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


           (vi) for payment of part or all of the dividends received in respect of securities sold short;

          (vii) in  connection   with  the  borrowing  or  lending  of  foreign
                securities; and

         (viii) for any  other  purpose,  but  only  upon   receipt  of  Proper
                Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

           4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the
country  or  market  in  which  the  transaction  occurs,   including,   without
limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.


           The Custodian shall provide to the Board or its duly-authorized designee the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board or its duly-authorized designee being provided with substantively less information than had been previously provided hereunder.


     4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (Other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.


     4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund (on behalf of the applicable Portfolio) cash (including cash denominated in foreign currencies) deposited with the Custodian, Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the hooks of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian in accordance with the provisions of this Amendment. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian


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(including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     4.7. Collection of income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations.of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to: the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the. party (or its agents) making the tender or exchange offer. The Custodian shall net be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio's at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession or control of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     4.10. Liability of Foreign Sub-Custodians.
           -----------------------------------

     Each agreement pursuant to which the Custodian, acting solely in its capacity as custodian, employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the tights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost,


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expense,  liability or claim if and to the extent that the  Portfolios  have not been made whole for any such loss, damage, cost, expense, liability or claim.

     4.11. Tax Law.
           -------

     The Custodian, as custodian, shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the. obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios.by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     4.12. Liability of Custodian.
           ----------------------

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk,


     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any other loss where the sub-custodian has otherwise acted with reasonable care.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the. event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED By:                               STATE STREET BANK and TRUST COMPANY



/s/ Raelene S. LaPlante                By:  /s/ Joseph L. Hooley
-----------------------                     -----------------------
Raelene S. LaPlante                         Name:  Joseph L. Hooley
Vice President                              Title: Executive Vice President




                                            NEUBERGER BERMAN

WITNESSED BY:                               ADVISERS MANAGEMENT TRUST



/s/ Andrew B. Allard                   By:  /s/ Richard Russell
--------------------                        -------------------
* Name:   Andrew B. Allard                  Name:  Richard Russell
  [Title] Associate Counsel                 Title: Principal Financial Officer

                                                                     SCHEDULE A



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country                     Subcustodian
-------                     ------------

Argentina                   Citibank, N.A.


Australia                   Westpac Banking Corporation


Austria                     Erste Bank der Osterreichischen
                            Sparkassen AG


Bahrain                     HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)


Bangladesh                  Standard Chartered Bank


Belgium                     Fortis Bank nv-sa


Bermuda                     The Bank of Bermuda Limited


Bolivia                     Citibank, N.A.


Botswana                    Barclays Bank of Botswana Limited


Brazil                      Citibank, N.A.


Bulgaria                    ING Bank N.V.


Canada                      State Street Trust Company Canada


Chile                       BankBoston, N.A.


People's Republic           The Hongkong and Shanghai
of China                    Banking Corporation Limited,
                            Shanghai and Shenzhen branches

Colombia                    Cititrust Colombia S.A. Sociedad Fiduciaria

                                                                     SCHEDULE A



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country                     Subcustodian
-------                     ------------

Costa Rica                  Banco BCT S.A.

Croatia                     Privredna Banka Zagreb d.d.

Cyprus                      The Cyprus Popular Bank Ltd.

Czech Republic              Ceskoslovenski Obchodni
                            Banks, A.S.

Denmark                     Danske Bank A/S

Ecuador                     Citibank, N.A.

Egypt                       Egyptian British Bank S.A.E.
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

Estonia                     Hansabank

Finland                     Merita Bank Plc.

France                      BNP Paribas, S.A.

Germany                     Dresdner Bank AG

Ghana                       Barclays Bank of Ghana Limited

Greece                      National Bank of Greece S.A.


Hong Kong                   Standard Chartered Bank


Hungary                     Citibank Rt.


Iceland                     Icebank Ltd.

                                                                     SCHEDULE A



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country                     Subcustodian
-------                     ------------

India                       Deutsche Bank AG

                            The Hongkong and Shanghai
                            Banking Corporation Limited

Indonesia                   Standard Chartered Bank

Ireland                     Bank of Ireland

Israel                      Bank Hapoalim B.M.

Italy                       BNP Paribas, Italian Branch

Ivory Coast                 Societe Generale de Banquets
                            en Cote d'Ivoire

Jamaica                     Scotiabank Jamaica Trust and Merchant
                            Bank Ltd.

Japan                       The Fuji Bank, Limited

                            The Sumitomo Bank, Limited

Jordan                      HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

Kazakhstan                  HSBC Bank Kazakhstan

Kenya                       Barclays Bank of Kenya Limited

Republic of Korea           The Hongkong and Shanghai Banking
                            Corporation Limited

Latvia                      A/s Hansabanka

                                                                     SCHEDULE A



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country                     Subcustodian
-------                     ------------

Lebanon                     HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

Lithuania                   Vilniaus Bankas AB

Malaysia                    Standard Chartered Bank Malaysia Berhad

Mauritius                   The Hongkong and Shanghai
                            Banking Corporation Limited

Mexico                      Citibank Mexico, S.A.

Morocco                     Banque Commerciale du Maroc

Namibia                     Standard Bank Namibia Limited

Netherlands                 Fortis Bank (Nederland) N.V.

New Zealand                 ANZ Banking Group (New Zealand) Limited

Nigeria                     Stanbic Merchant Bank Nigeria Limited

Norway                      Christiania Bank og Kreditkasse ASA

Oman                        HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

Pakistan                    Deutsche Bank AG

Palestine                   HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

Panama                      BankBoston, N.A.

                                                                     SCHEDULE A



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country                     Subcustodian
-------                     ------------

Peru                        Citibank, N.A.

Philippines                 Standard Chartered Bank

Poland                      Bank Handlowy w Warszawie S.A.

Portugal                    Banco Comercial Portugues

Qatar                       HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

Romania                     ING Bank N.V.

Russia                      Credit Suisse First Boston AO - Moscow
                            (as delegate of Credit Suisse
                            First Boston - Zurich)

Singapore                   The Development Bank of Singapore Limited

Slovak Republic             Ceskoslovenska Obchodni Banka, A.S.

Slovenia                    Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                Standard Bank of South Africa Limited

Spain                       Banco Santander Central Hispano S.A.

Sri Lanka                   The Hongkong and Shanghai
                            Banking Corporation Limited

Swaziland                   Standard Bank Swaziland Limited

Sweden                      Skandinaviska Enskilda Banken

                                                                     SCHEDULE A



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Country                     Subcustodian
-------                     ------------

Switzerland                 UBS AG

Taiwan - R.O.C.             Central Trust of China

Thailand                    Standard Chartered Bank

Trinidad & Tobago           Republic Bank Limited

Tunisia                     Banque Internationale Arabe de Tunisie

Turkey                      Citibank, N.A.

Ukraine                     ING Bank Ukraine

United Kingdom              State Street Bank and Trust Company,
                            London Branch

Uruguay                     BankBoston, N.A.

Venezuela                   Citibank, N.A.

Vietnam                     The Hongkong and Shanghai
                            Banking Corporation Limited

Zambia                      Barclays Bank of Zambia Limited

Zimbabwe                    Barclays Bank of Zimbabwe Limited

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

Argentina                   Caja de Valores S.A.

Australia                   Austraclear Limited

                            Reserve Bank Information and
                            Transfer System

Austria                     Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                            Banque Nationale de Belgique

Brazil                      Companhia Brasileira de Liquidacao e Custodia

                            Sistema Especial de Liquidacao e de Costodia (SELIC)

                            Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                    Central Depository AD

                            Bulgarian National Bank

Canada                      Canadian Depository for Securities Limited

Chile                       Deposito Central de Valores S.A.

People's Republic           Shanghai Securities Central Clearing &
of China                    Registration Corporation

                            Shenzhen Securities Central Clearing Co., Ltd.

Colombia                    Depesito Centralizado de Valores

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

Costa Rica                  Central de Valores S.A.

Croatia                     Ministry of Finance

                            National Bank of Croatia

                            Sredisnja Depozitarna Agencija d.d.

Czech Republic              Stredisko cennych papfru

                            Czech National Bank

Denmark                     Vaerdipapircentralen (Danish Securities Center)

Egypt                       Misr for Clearing, Settlement, and Depository

Estonia                     Eesti Vaartpaberite Keskdepositoorium

Finland                     Finnish Central Securities Depository

France                      Euroclear France

Germany                     ClearStream Banking AG, Frankfurt

Greece                      Bank of Greece,
                            System for Monitoring Transactions in
                            Securities in Book-Entry Form

                            Apothetirion Titlon AE -
                            Central Securities Depository

Hong Kong                   Central Clearing and Settlement System

                            Central Moneymarkets Unit

Hungary                     Kozponti Elszamolohaz es Ertektar
                            (Budapest) Rt. (KELER)

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

India                       National Securities Depository Limited

                            Central Depository Services India Limited

                            Reserve Bank of India

Indonesia                   Bank Indonesia

                            PT Kustodian Sentral Efek Indonesia

Israel                      Tel Aviv Stock Exchange Clearing
                            House Ltd. (TASE Clearinghouse)

Italy                       Monte Titoli S.p.A.

Ivory Coast                 Depositaire Central -- Banque de Reglement.

Jamaica                     Jamaica Central Securities Depository

Japan                       Japan Securities Depository Center (JASDEC)
                            Bank of Japan Net System

Kazakhstan                  Central Depository of Securities

Kenya                       Central Bank of Kenya

Republic of Korea           Korea Securities Depository

Latvia                      Latvian Central Depository

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

Lebanon                     Custodian and Clearing Center of
                            Financial Instruments for Lebanon
                            and the Middle East (Midckat) S.A.L.

                            Banque du Liban

Lithuania                   Central Securities Depository of Lithuania

Malaysia                    Malaysian Central Depository Sdn. Bhd.

                            Bank Negara Malaysia,
                            Scripless Securities Trading and Safekeeping System

Mauritius                   Central Depository and Settlement Co. Ltd.

                            Bank of Mauritius

Mexico                      S.D. INDEVAL
                            (Instituto para el Deposito de Valores)

Morocco                     Maroclear

Netherlands                 Nederlands Centraal Instituut voor
                            Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                 New Zealand Central Securities
                            Depository Limited

Nigeria                     Central Securities Clearing System Limited

Norway                      Verdipapirsentralen (Norwegian Central
                            Securities Depository)

Oman                        Muscat Depository & Securities
                            Registration Company, SAOC

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

Pakistan                    Central Depository Company of Pakistan Limited

                            State Bank of Pakistan

Palestine                   Clearing Depository and Settlement, a department
                            of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines                 Philippine Central Depository, Inc.

                            Registry of Scripless Securities
                            (ROSS) of the Bureau of Treasury

Poland                      National Depository of Securities
                            (Krajowy Depozyt Papierow Wartosciowych SA)

                            Central Treasury Bills Registrar

Portugal                    Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                     National Securities Clearing, Settlement and
                            Depository Company

                            Bucharest Stock Exchange Registry Division

                            National Bank of Romania

Singapore                   Central Depository (Pte) Limited

                            Monetary Authority of Singapore

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

Slovak Republic             Stredisko cennych papierov

                            National Bank of Slovakia

Slovenia                    Klirinsko Depotna Druzba d.d.

South Africa                Central Depository Limited

                            Share Transactions Totally Electronic
                            (STRATE) Ltd.

Spain                       Servicio de Compensation y
                            Liquidacion de Valores, S.A.

                            Banco do Espania, Central de Anotaciones en Cuenta


Sri Lanka                   Central Depository System (Pvt) Limited


Sweden                      Vardepapperscentralen VPC AB
                            (Swedish Central Securities Depository)


Switzerland                 SegaIntersettle AG (SIS)


Taiwan - R.O.C.             Taiwan Securities Central Depository Co., Ltd.


Thailand                    Thailand Securities Depository Company Limited


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                      Takas ve Saklama Bankasi A.S. (TAKASBANK)

                            Central Bank of Turkey

                                                                     SCHEDULE B



                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories
-------                     ------------

Ukraine                     National Bank of Ukraine

United Kingdom              Central Gilts Office and
                            Central Moneymarkets Office

Venezuela                   Banco Central de Venezuela

Zambia                      LuSE Central Shares Depository Limited

                            Bank of Zambia



TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION


Publication/Type of Information         Brief Description
-------------------------------         -----------------
(scheduled frequency)

The Guide to Custody in World Markets   An overview of settlement and safekeep-
(hardcopy annually and regular          ing procedures, custody practices and
website updates)                        foreign investor considerations for the
                                        markets in which State Street offers
                                        custodial services.

Global Custody Network Review           Information  relating  to  Foreign  Sub-
(annually)                              Custodians  in  State  Street's   Global
                                        Custody Network. The Review stands as an
                                        integral  part  of  the  materials  that
                                        State Street provides to its U.S. mutual
                                        fund clients to assist them in complying
                                        with SEC Rule  17f-5,  The  Review  also
                                        gives insight into State Street's market
                                        expansion   and  Foreign   Sub-Custodian
                                        selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody  risk  analyses  of the  Foreign
(annually)                              Securities    Depositories     presently
                                        operating  in  Network   markets.   This
                                        publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC
                                        Rule 17f-7.

Global Legal Survey                     With  respect to  each  market in  which
(annually)                              State Street offers custodial  services,
                                        opinions  relating to whether  local law
                                        restricts   (i)   access   of  a  fund's
                                        independent  public accountants to books
                                        and  records of a Foreign  Sub-Custodian
                                        or  Foreign  Securities  System,  (ii) a
                                        fund's  ability  to recover in the event
                                        of bankruptcy or insolvency of a Foreign
                                        Sub-Custodian   or  Foreign   Securities
                                        System,   (iii)  a   fund's ability   to
                                        recover  in the  event  of a  loss  by a
                                        Foreign    Sub-Custodian   or   Foreign.
                                        Securities System, and (iv) the ability of a foreign investor to cenvert cash and cash equivalents to U.S. dollars.

Subcustodian Agreement                  Copies  of  the  contracts  that   State
(annually)                              Street  has   entered   into  with  each
                                        Foreign   Sub-Custodian  that  maintains
                                        U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                  Information on  changing  settlement and
(daily or as necessary)                 custody  conditions  in  markets   where
                                        State Street offers custodial  services.
                                        Includes   changes  in  market  and  tax
                                        regulations,   depository  developments,
                                        dematerialization information, as well as other market changes that may impact
                                        State Street's clients.

Foreign Custody Advisories              For  those  markets  where  State Street
(as necessary)                          offers  custodial  services that exhibit
                                        special    risks   or    infrastructures
                                        impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational  letters and  accompanying
(presently on a quarterly               materials   confirming   State  Street's
basis or as otherwise necessary)        foreign custody arrangements,  including
                                        a  summary  of  material   changes  with
                                        Foreign    Sub-Custodians    that   have
                                        occurred  during the  previous  quarter.
                                        The notices  also  identify any material
                                        changes   in   the    custodial    risks
                                        associated with maintaining  assets with
                                        Foreign Securities Depositories.